UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   October 20, 2003
                                                -------------------------------


                             NORTH BANCSHARES, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its Charter)


Delaware                           0-22800                36-3915073
-------------------------------------------------------------------------------
(State or other           (commission file number)       (IRS Employer
jurisdiction of                                           Identification
incorporation)                                            number)



100 West North Avenue, Chicago, Illinois                 60610
-------------------------------------------------------------------------------
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                     N/A
-------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

         99.1. Press release, dated October 20, 2003.


Item 9. Regulation FD Disclosure (Information furnished in this Item 9 is furnished pursuant to Item 12)

On October 20, 2003, the Registrant issued the attached press release regarding third quarter 2003 earnings. The press release is attached as Exhibit 99.1 to this current report on Form 8-K and is being furnished pursuant to Item 12 of Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NORTH BANCSHARES, INC.
                                         (Registrant)



Date:  October 20, 2003                  /S/ Joseph A. Graber
       -----------------                 -------------------------------
                                         Joseph A. Graber
                                         President and
                                         Chief Executive Officer

                                     EXHIBIT

                  NORTH BANCSHARES, INC.                     NEWS
                  100 West North Avenue - Chicago, Illinois 60610 - 312-664-4320


RELEASE:          IMMEDIATELY

CONTACT:          Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
                  (312) 664-4320

                           NORTH BANCSHARES ANNOUNCES
                             THIRD QUARTER EARNINGS

         CHICAGO, IL, OCTOBER 20, 2003, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced both basic and diluted earnings per share decreased to $.08 for the quarter ended September 30, 2003 compared with $.21 per share for the quarter ended September 30, 2002. Net income for the quarter ended September 30, 2003 decreased by $149,000 and amounted to $93,000 compared with $242,000 for the quarter ended September 30, 2002. The decrease was primarily attributable to a $253,000 decrease in net interest income. These items were partially offset by a $105,000 decrease in total non-interest expense.

         Net interest income, before provision for loan losses, decreased by $253,000 to $798,000 for the quarter ended September 30, 2003, compared with $1.1 million for the quarter ended September 30, 2002. The decrease was attributable to a $493,000 reduction in total interest income offset by a $240,000 decrease in total interest expense. The decrease was primarily attributable to the low interest rate environment and the large number of loans that have been prepaid, refinanced or have had their loan terms modified to reflect lower interest rates.

         Non-interest income decreased by $106,000 to $96,000 for the quarter ended September 30, 2003 compared with $202,000 for the quarter ended September 30, 2002. The decrease was primarily attributable to a $101,000 decrease in gain on sale of securities available for sale.

         Non-interest expense decreased by $105,000 to $741,000 for the quarter ended September 30, 2003 compared with $846,000 for the quarter ended September 30, 2002. The decrease was primarily attributable to decreases in compensation and benefits expense, professional fees and other non-interest expense resulting from the absence of the Company's ESOP plan, a reduction in staff and expense control measures implemented during the first and second quarters of the year.

         Cash and cash equivalents decreased by $9.3 million to $9.0 million at September 30, 2003 compared with $18.3 million at December 31, 2002. The decrease was primarily due to a decrease in federal funds sold. The funds were reinvested into higher yielding loans and in part to repay FHLB advances and a brokered certificate of deposit.

         Net loans receivable increased by $3.1 million and amounted to $89.6 million at September 30, 2003 compared with $86.5 million at December 31, 2002. The $3.1 million increase was due primarily to a $6.3 increase in outstanding equity lines of credit partially offset by a $2.2 million decrease in one to four family loans and a $1.0 million decrease in multi-family loans. Equity line of credit loans, that adjust to the prime rate or prime rate plus a margin increased to $18.6 million at September 30, 2003 from $12.3 million at December 31, 2002. The Bank originated $47.0 million in loans during the nine month period ended September 30, 2003 and recorded $42.1 million in repayments and $1.5 million in loan sales compared with $32.4 million in originations, $31.1 million in repayments and $2.1 million in loan sales during the nine month period ended September 30, 2002. At September 30, 2003, the Bank had $9.2 million in loan applications pending approval or closing and $14.0 million in unused lines of credit. The Company did not add to the allowance for loan losses during the quarter ended September 30, 2003 or September 30, 2002, due primarily to a decrease in total loans receivable. The total allowance for loan losses amounted to $326,000 or 0.36% of loans receivable at September 30, 2003 compared with $326,000 and 0.35% of loans receivable at September 30, 2002.

         Total deposits decreased by $3.9 million and amounted to $86.3 million at September 30, 2003 compared with

$90.2 million at December 31, 2002. The decrease was due primarily to a $4.5 million decrease in certificates of deposit primarily attributable to the repayment of a higher cost $2.5 million brokered certificate of Deposit. This decrease was partially offset by a $500,000 increase in checking and money market accounts. The weighted average cost of deposits decreased to 2.30% at September 30, 2003 from 3.06% at September 30, 2002.

         Borrowed funds decreased by $3.5 million and amounted to $27.5 million at September 30, 2003 compared with $31.0 million at December 31, 2002. The decrease is attributable to repayment of higher cost FHLB advances that matured during the nine month period.

         Stockholders' equity was $13.6 million at September 30, 2003 compared with $13.9 million at December 31, 2002. The slight decrease was primarily attributable to a $299,000 decrease in accumulated other comprehensive income due primarily to the increase in interest rates that occurred during the third quarter and the resulting negative effect on the available for sale securities portfolio. Treasury stock decreased by $222,000 primarily due to the exercise of stock options. In addition, there was a $114,000 decrease in retained earnings due to net income of $229,000 that was offset by $343,000 in dividend payments. Book value per share decreased to $11.81 at September 30, 2003 compared with $12.22 at December 31, 2002.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "We have seen a slowdown in the number of loans being refinanced during the last few months due primarily to the increase in interest rates and as a result we have been able to reduce our liquidity and increase our loans receivable. Our lending has been focused on products that have shorter terms and that adjust to the prime rate." He added, "We still remain cautious about investing long term at such low rates and therefore have maintained excess liquidity which has had a negative impact on our spreads, although our interest rate spread at the end of September has increased to 2.25% from 1.93% at the end of June."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 60 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve or have served on the boards of a variety of local community organizations. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                         (FINANCIAL STATEMENTS ATTACHED)

                                    --MORE--

                                                       NORTH BANCSHARES, INC.
                                      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                 (IN THOUSANDS, EXCEPT SHARE DATA)
                                                            (UNAUDITED)

ASSETS                                                    SEPTEMBER 30, 2003 DECEMBER 31, 2002
Cash and due from banks                                               $2,986          $ 1,629
Interest-bearing deposits                                              2,516            4,338
Federal funds sold                                                     3,410           12,253
Investment in dollar denominated mutual funds                             95               83
---------------------------------------------------------------------------------------------
TOTAL CASH AND CASH EQUIVALENTS                                        9,007           18,303
Securities available for sale                                         24,888           26,875
Stock in Federal Home Loan Bank (FHLB) of Chicago                      4,179            3,999
Loans receivable, net of allowance for loan losses of
 $326 at September 30, 2003 and December 31, 2002                     89,623           86,464
Accrued interest receivable                                              452              503
Premises and equipment, net                                              877              850
Other assets                                                             955              799
---------------------------------------------------------------------------------------------
TOTAL ASSETS                                                         129,981          137,793
---------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------------------------
Deposits
   Interest-bearing                                                   80,772           85,074
   Non-interest-bearing                                                5,515            5,076
Borrowed funds                                                        27,500           31,000
Advance payments by borrowers for taxes and insurance                    305              871
Accrued interest payable and other liabilities                         2,286            1,867
---------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                    116,378          123,888
---------------------------------------------------------------------------------------------

Preferred stock, $.01 par value. Authorized 500,000 shares;
 none outstanding                                                          -                -
Common stock, $.01 par value. Authorized 3,500,000 shares;
 issued 1,914,075; outstanding 1,151,995 at September 30, 2003
 and 1,138,029 at  December 31, 2002                                      19               19
Additional paid in capital                                            13,163           13,284
Retained earnings, substantially restricted                           12,026           12,140
Treasury stock, at cost (762,080 shares at September 30, 2003
 and 776,046 shares at December 31, 2002)                            (11,523)         (11,745)
Accumulated other comprehensive (loss)income                             (40)             259
Unearned stock awards                                                    (42)             (52)
---------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                            13,603           13,905
---------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $129,981         $137,793
---------------------------------------------------------------------------------------------

                                           --MORE--

                                                NORTH BANCSHARES, INC.
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                            (IN THOUSANDS, EXCEPT SHARE DATA)
                                                     (UNAUDITED)

                                                              THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                   SEPT 30,                     SEPT 30,
                                                               2003          2002           2003          2002

INTEREST INCOME:
Loans receivable                                             $1,309        $1,688          4,046         5,097
Interest-bearing deposits and federal funds sold                 35            42            152           136
Securities available for sale                                   245           369            814         1,031
Dividend on FHLB stock and other interest income                 67            50            181           132
--------------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                         1,656         2,149          5,193         6,396
--------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposit accounts                                                478           655          1,593         2,063
Borrowed funds                                                  380           443          1,165         1,311
--------------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                          858         1,098          2,758         3,374
--------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES            798         1,051          2,435         3,022
PROVISION FOR LOAN LOSSES                                         -             -              -            28
--------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES             798         1,051          2,435         2,994
--------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
Gain (loss) on sale of securities available for sale            (3)            98             61           118
Gain on sale of mortgage loans held for sale                      -            16             59            41
Other non-interest income                                        99            88            286           241
--------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                        96           202            406           400
--------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
Compensation and benefits                                       404           476          1,286         1,372
Occupancy expense                                               101           110            343           336
Professional fees                                                38            56            124           176
Data processing                                                  67            66            213           190
Advertising and promotion                                        20            18             83            73
Other non-interest expense                                      111           120            433           380
--------------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                      741           846          2,482         2,527
--------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                      153           407            359           867
INCOME TAX EXPENSE                                               60           165            130           335
--------------------------------------------------------------------------------------------------------------
NET INCOME                                                      $93          $242            229           532
--------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
Basic                                                          $.08          $.21            .20           .46
Diluted                                                        $.08          $.21            .20           .46
--------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                                     1,143,123     1,150,321      1,140,908     1,152,765
Diluted                                                   1,144,048     1,170,468      1,147,646     1,168,263
--------------------------------------------------------------------------------------------------------------
COMPREHENSIVE (LOSS) INCOME                                   $(18)          $409           (70)           833
--------------------------------------------------------------------------------------------------------------

                                                            --MORE--

SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                              SEPT 30,             SEPT 30,
                                                                         2003          2002    2003         2002

PERFORMANCE RATIOS:
----------------------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average total assets) (1)       0.28%        0.69%    0.23%       0.51%
Return on Stockholders' equity (ratio of net income to average
equity) (1)                                                               2.74        7.03     2.23         5.87
Interest rate spread information:
Average during period (1)                                                 2.06        2.57     2.04         2.49
End of period (1)                                                         2.25        2.60     2.25         2.60
Net interest margin (1)                                                   2.51        3.06     2.49         2.99
Ratio of operating expenses to average assets (1)                         2.25        2.39     2.45         2.43
Efficiency ratio (2)                                                       .83         .68      .87          .74
Ratio of average interest-earning assets to average interest-bearing
  liabilities                                                           116.62      115.38   115.80       114.88
----------------------------------------------------------------------------------------------------------------

                                                                       SEPTEMBER 30, 2003      DECEMBER 31, 2002

ASSET QUALITY RATIOS:
----------------------------------------------------------------------------------------------------------------
Non-performing assets to total assets                                         0.00                    0.00
Allowance for loan losses to non-performing loans                              N/A                     N/A
Allowance for loan losses to loans receivable                                 0.36                    0.38
CAPITAL RATIOS:
-----------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                         10.47                   10.09
Average Stockholders' equity to average assets                               10.14                    9.83
Shares outstanding-actual                                                1,151,995               1,138,029
Book value per share (3)                                                     11.81                   12.22
Number of full service offices                                                 2                       2
-----------------------------------------------------------------------------------------------------------------

(1) Annualized for the three and nine month periods presented.
(2) Includes gains on sales.
(3) Includes other comprehensive income